Exhibit 10.1
ADDENDUM NO. 1 TO SECOND AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT
This Addendum No. 1 is made this 23rd day of April, 2020 (the “Effective Date”), to the Second Amended and Restated Executive Employment Agreement between by and between Citizens Community Bancorp, Inc., a Maryland corporation, (the “Holding Company”) and its wholly-owned subsidiary, Citizens Community Federal, N.A., a national banking association (the “Bank”) (collectively, the “Company”), and Stephen M. Bianchi (“Executive”), dated November 1, 2019 (the “Employment Agreement”).
WHEREAS, the Employment Agreement in its Section 5(d) provides for the payment of certain benefits to Executive in the event that, following a Change in Control, Executive’s employment is terminated by the Company without Cause or Executive resigns for Good Reason (as those terms are defined in the Employment Agreement); and
WHEREAS, the Company and Executive mutually agree that certain terms of Section 5(d) of the Employment Agreement should be modified; and
WHEREAS, the Company and Executive agree that the other terms of the Employment Agreement are unaffected by this Addendum No. 1 and will remain in full force and effect.
NOW, THEREFORE, in consideration of the foregoing, and of Section 15 of the Employment Agreement regarding amendments thereto, the parties agree as follows:
1.    Section 5(d)(iii) of the Employment Agreement is hereby superseded and replaced to state:
a payment equal to two hundred fifty percent (250%) of (A) the Executive’s annual Salary at the time of termination and (B) the greater of (x) the amount of a pro-rated incentive award pursuant to the terms of the Bank’s Executive Short Term Incentive Plan for the plan year in which the termination occurs at Level II (i.e. Plan) or actual performance versus Plan if higher at the time of termination or (y) a pro-rated amount of the average Executive Short Term Incentive Plan awards, if any, that Executive received for the two plan years immediately prior to the plan year in which termination occurs; and
2.    Section 5(d)(iv) of the Employment Agreement is hereby superseded and replaced to state:
provided that Executive or his spouse or dependents timely elect continuation coverage under a group health plan of the Company pursuant to the requirements of Section 4980B of the Code, as amended, and any similar applicable law, (“COBRA”), continued participation in the Company’s medical and dental plans with the full monthly premiums to be paid by the Company until the earlier of (A) Executive’s eligibility for coverage under another employer’s group health plan, (B) termination of Executive’s rights to continuation coverage under COBRA, or (C) thirty (30) months following the termination of Executive’s employment with the Company. Executive agrees and acknowledges that the period of coverage under such plans shall run concurrently with such plans’ obligations to provide continuation coverage pursuant to COBRA, and that this subsection shall not extend such plans’ obligations to provide continuation coverage under COBRA. In the event that Executive timely elects COBRA continuation and remains covered under the Company’s group health plan, but his right to COBRA continuation terminates under (B) above due to expiration of the maximum COBRA continuation period, and is not extended after 18 months of coverage, then the Company will at that time pay Executive a lump sum amount equal to twelve (12) months of Executive’s monthly COBRA premiums, which he may direct toward future health insurance premium payments.
3.    The provisions of this Addendum are hereby incorporated into and made a part of the Employment Agreement. Except as expressly modified herein, all other terms and provisions set forth in the Employment Agreement shall remain in full force and effect and shall not otherwise be affected by this Addendum.

IN WITNESS WHEREOF, the parties have duly executed this Addendum No. 1 as of the Effective Date.
STEPHEN M. BIANCHI

/s/ Stephen M. Bianchi

CITIZENS COMMUNITY BANCORP, INC.

By: /s/ Michael L. Swenson
     Michael L Swenson
     Director

CITIZENS COMMUNITY FEDERAL, N.A.

By: /s/ Michael L. Swenson
     Michael L. Swenson
     Director

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